UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 8, 2011
____________________________
ATHERONOVA INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)	20-1915083 (IRS Employer Identification No.)
2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 8, 2011, the Registrant entered into a Research and Development Collaboration, Equity Investment & Territory License Term Sheet (the “Term Sheet”) with Maxwell Biotech Group (“Maxwell”) pursuant to which Maxwell will fund, manage and monitor certain research studies in the territory encompassing the Russian Federation, Belorussia, Ukraine, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan, Moldova, Azerbaijan and Armenia (the “Territory”) involving the Registrant’s atherosclerotic plaque regression compound, and will invest up to $267,000 in the Registrant, in consideration for an exclusive license in the Territory to develop and commercialize the Registrant’s atherosclerotic plaque regression compound and the issuance of up to $4.1 million of the Registrant’s common stock.

On September 8, 2011, the Registrant issued a press release regarding the Term Sheet.  A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number                      Description

99.1	Press release entitled “AtheroNova and Maxwell Biotech Group Agree on Deal Terms to Develop New Atherosclerosis Drug” dated September 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: September 9, 2011	By:	/s/ Mark Selawski
Mark Selawski
Chief Financial Officer & Secretary

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